As filed with the Securities and Exchange Commission on December 1, 2004
                                                    Registration No. 333-105564

                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                     FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                           CALIFORNIA SERVICE STATIONS, INC.
                    (Name of small business issuer as specified in its charter)

               Delaware              5500                          33-0619524
     (State or Jurisdiction of    Primary SIC Code              (IRS Employer
   incorporation or organization)                           Identification No.)

   24351 Pasto Road, Suite B                          Jehu Hand, CFO
   Dana Point, California 92629                      24351 Pasto Road, Suite B
   (949) 489-2400                                   Dana Point, California 92629
                                                              (949) 489-2400
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices) (Name, address, including zip code and telephone number, including
                                              area code, of agent for service

                                                       Copy to:
                                                    Jehu Hand, Esq.
                                        Hand & Hand, a professional corporation
                                               24351 Pasto Road Suite B
                                             Dana Point, California 92629
                                                    (949) 489-2400
                                               Facsimile (949) 489 0034

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                                          CALCULATION OF REGISTRATION FEE

                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.....................1,000,000.............$...01.........$........10,000.....$......1.27

Total......................................1,000,000............................$........10,000.....$......1.27(2)









       (1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $.01 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
       (2)  Filing fee of $1.27 paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                          CALIFORNIA SERVICE STATIONS, INC.
                                          1,000,000 Shares of Common Stock

      The 1,000,000 shares of common stock of California Service Stations, Inc., a Delaware corporation ("California Service Stations") are offered by the selling stockholders. The expenses of the offering, estimated at $8,000, will be paid by California Service Stations. California Service Stations will not receive any proceeds from the sale of shares by the selling stockholders. There is currently no trading market for the common stock. Certain of the selling stockholders which were promoters or affiliates of California Service Stations are deemed underwriters. This is a blank check offering subject to Rule 419.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks. See "Risk Factors" on page 3.

Offering Price (1)                                Sales Commissions                   Total to Selling Stockholders

Per share         $.01                                   (2)                          $.01

Total             $10,000                                (2)                         $10,000


        (1) The Offering Price of $.01 was determined by negotiations between California Service Stations,
                  Inc. and Jehu Hand, the principal selling stockholder.
        (2) California Service Stations will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold.

        Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor there any sale of these securities in any State in which such offer solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.








                         The date of this  prospectus  is  December  __, 2004.

                                                PROSPECTUS SUMMARY

      The following is intended to be a summary of the most important aspects of our business.

California Service Stations

      California Service Stations seeks to acquire at least one and if possible up to 50 service stations in southern California. We have $383,017 cash on hand as of September 30, 2004, which is sufficient to acquire one service station under escrow at an estimated price of $330,000 and for $53,000 for working capital related to that station. The station is located in West Covina, California. We plan to fund future acquisitions from the proceeds of shareholder loans, or from equity placements or debt financings. We have entered into negotiations to purchase another station in West Covina, but have no other arrangements in place for future acquisitions other than the service station located in West Covina which is in escrow at this time. The acquisition of this station is subject to approval of the supplier, which has not yet been obtained as of the date of this Prospectus. Our cumulative losses through September 30, 2004 were $41,459. We have not had any operations as of the date of this Prospectus.

      Our address is 24351 Pasto Road, Suite B, Dana Point, California 92629 and our telephone number is (949) 489-2400.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them. Because we intend to acquire unidentified acquisition targets; this offering is subject to Rule 419, which requires an escrow of shares sold by the issuer as well as the sales proceeds from the sale of such shares until such time as an acquisition is effected. California Service Stations is not selling any securities in this offering and therefore no escrow will be established. California Service Stations does not intend to use the proceeds from this offering to effect any acquisition. All funds required for the first acquisition have already been obtained.

Securities Offered:                              1,000,000 shares of common stock.

         Offering Price..........................$.01 per share for the duration of the offering.

         Offering Period:........................Until [12 months from effective date]

         Risk Factors                            The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased
                                                 by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding (1) Before Offering:....1,250,000(1) shares

Common Stock Outstanding After Offering:.........1,250,000(1) shares

(1) Based on shares outstanding as of September 30, 2004. This is an offering by selling stockholders only and no additional shares will be issued in connection with the offering.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

We have no operations.

         California Service Station's activities have been limited to organizational matters, becoming a reporting company and formulating our business plan. Our cumulative losses since inception to June 30, 2004 are $11,655. If we never acquire any service stations, we will not enjoy any revenues.

Consent required to purchase branded service stations.

          The acquisition of a service station is subject to the consent of the major oil company supplier, if the service station is branded. The acquisition of non-branded stations, known as "independent" stations, does not required the approval of the supplier. Consent is granted based on financial wherewithal and management experience, among other factors. If we are unable to obtain consent of the major oil company supplier for any given station, we will only be able to acquire independent stations.


                                               ADDITIONAL INFORMATION

         California Service Stations has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to California Service Stations and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. California Service Stations will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein and any of our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. This request should be directed to California Service Stations at 24351 Pasto Road, Suite B, Dana Point, California 92629, telephone (940) 489-2400.

         California Service Stations is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, California Service Stations intends to make available to its shareholders annual reports, including audited financial statements and such other reports as California Service Stations may determine.

                                          DETERMINATION OF OFFERING PRICE

         The offering price of $.01 per share was determined by negotiation between the principal selling stockholder, Jehu Hand, and California Service Stations. The offering price is not based on any recognized criteria of value such as book value or actual or projected earnings per share.

                                                   DIVIDEND POLICY

         California Service Stations has not paid any dividends on its common stock. California Service Stations expects it will pay cash dividends to the extent permitted by after-tax profits.

                                            MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of June 30, 2004, there were approximately 120 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time 1,250,000 shares are outstanding, including 1,000,000 shares which have been registered for resale via this prospectus. These 1,000,000 shares are eligible for resale under Rule 144, subject to certain manner of sale and volume restrictions. California Service Stations understands that of such 1,000,000 shares, 200,000 are held by non-affiliates and may be sold under Rule 144(k).

                                                 PLAN OF OPERATION

      We have never received revenues from operations. California Service Stations seeks to acquire at least one and if possible up to 50 service stations in southern California. We have $383,017 cash on hand as of September 30, 2004, which is sufficient to acquire one service station under escrow at an estimated price of $330,000 and for $53,000 for working capital related to that station. The station is located in West Covina, California. This amount was loaned to California Service Stations by an investment entity controlled by an officer and director under an 8% convertible debenture due December 31, 2005. Our cumulative losses through September 30, 2004 were $41,459. We have not had any operations as of the date of this report. Service stations generally are sold at a price equal to a multiple of earnings (2-4 times annual cash flow) plus the value of underlying land, if any. We expect to concentrate on stations where the land is not owned, because the acquisition cost is much less. In Southern California the real estate underlying most stations is appraised at over $1 million.

      We do not intend to acquire any station which is not profitable. Prior to closing, we will review financial records of the business as well as leases and other contracts. We will acquire inventory as of the closing date, including any fuel in tanks. If the location has a liquor (beer and wine) license in connection with a mini market, we will also be required to obtain approval for the transfer of that license. Usually, the sale of a service station is structured as an asset sale, so we will not assume any liabilities. If we eventually acquire a large number of stations, it may be possible to benefit from economies of scale or better purchasing terms for our supplies (gasoline and diesel, groceries and automobile parts), but we do not expect there to be any significant savings for some time. We do not expect at this time to place the stations under one common brand or tradename.

      We plan to fund future acquisitions from the proceeds of shareholder loans, or from equity placements or debt financings. We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. Investors cannot expect that we will be able to raise any funds whatsoever. Even if we are able to find one or more sources of capital, it's likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required funding, we probably will need to raise additional funds at the end of 12 months.

         Information included in this report includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         Since we have not yet generated revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking one or more acquisitions, and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to affect our business plan.

Forward looking information

         Our future operating results are subject to many factors, including:

         O     the impact of rapid and persistent fluctuations in the price of gasoline and diesel;

         O     general economic conditions and conditions which affect the market for fuel;

         O     our success in identifying an acquisition;

         O     our ability to integrate acquisitions;

         O other risks which we identify in future filings with the SEC.

      In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "predict," "potential," "continue," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate" and similar expressions (or the negative of such expressions). Any or all of our forward looking statements in this annual report and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.



                                                      BUSINESS

Background

         California Service Stations, Inc., formerly known as Mendocino Partners, Inc., is a publicly reporting Delaware corporation formed in April 1994 solely to seek for and make an acquisition. Management has decided to acquire one or more gasoline stations in the Southern California region.

Our Intended Operations

         Service stations are engaged in the retail sale of motor fuel, merchandise, and ancillary products and services. Most stations operate small convenience stores and offer some level of automobile repair services. Some obtain additional income from sales of lottery tickets, propane, or other items. We do intend to evaluate each station as it is acquired with respect to the profitability of each of the ancillary segments. Some stations may need remodel to improve sales performance.

         We intend to acquire independent stations as well as stations affiliated with a large oil company, referred to as "branded" locations. Branded locations often have higher fuel sales volumes (in gallons) than non-branded outlets due to the advertising and promotional activities of the respective oil company, the consistency of amenities offered, store locations, and the acceptance of such oil company's proprietary credit  cards.  The  increased
customer traffic associated with higher fuel sales tends to increase merchandise sales volumes, as well. However, branded fuel is usually more expensive than unbranded fuel, which is bought from the spot market.

         We will be required to purchase fuel for branded retail outlets from the respective oil company that branded the outlet and for its unbranded outlets from large integrated oil companies and independent refineries. Although our purchases will be concentrated in a few vendors, largely due to the number of branded outlets, management believes that the competition for retail outlets among oil companies is such that we could find alternative supply sources if the need to do so arose, assuming that suitable credit terms from fuel vendors can be obtained.

          During recent years, the industry has not experienced any difficulties in obtaining sufficient quantities of motor fuel to satisfy retail sales requirements. However, unanticipated national or international events or a decrease in available credit from its fuel vendors could result in a curtailment of motor fuel supplies, thereby adversely affecting motor fuel sales. In addition, a significant portion of a station's minimarket or other sales are to customers who also purchase motor fuel. Accordingly, reduced availability of motor fuel could negatively impact other facets of our operations, as well.

         The convenience stores included with service stations are generally open seven days a week; offer extended hours and emphasize convenience to the customer. Typical convenience stores sell groceries, tobacco products, take-out foods and beverages (including beer and wine if a permit is obtained), dairy products, pre-packaged sandwiches and fountain drinks and non-food merchandise such as money orders, telephone calling cards, lottery tickets, health and beauty aids, magazines.

          Services and repairs are also provided at most stations, depending on the available facilities. We will provide services on an as needed basis, in the case of breakdowns and unforeseen problems, and for regularly scheduled periodic maintenance or smog checks if a smog license is included. In addition to providing services and repairs, stations typically also stock tires and commonly needed parts.

Leverage

       We might be able to benefit from the use of "leverage" in the acquisition of one or more additional locations. Leveraging a transaction involves the acquisition of a business through incurring significant indebtedness for a large percentage of the purchase price for that business. Through a leveraged transaction, we would be required to use less of its available funds for acquiring the location and, therefore, could commit those funds to operations or to the acquisition of other locations. The borrowing involved in a leveraged transaction will ordinarily be secured by the assets of the location. If the location acquired is not able to generate sufficient revenues to make payments on the acquisition debt, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we will need to commit, may correspondingly increase the risk of loss. No assurance can be given as to the terms or the availability of financing for any acquisition. No assurance can be given as to the terms or the availability of financing for any acquisition. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates because the investment in the locations held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buy-out may impose restrictions on our future borrowing, distribution, and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on California Service Stations.

Regulation

         The Company's fueling operations are subject to federal, state and local laws and regulations concerning environmental matters. These laws and regulations affect the storing, dispensing and discharge of petroleum and other wastes and will affect us both in the securing of permits for its fueling operations and in the ongoing conduct of such operations. Facilities that engage primarily in dispensing petroleum products have in the last ten years been the subject of close scrutiny by regulators. Although the Company believes that it will maintain operating procedures satisfactory to comply with such regulations and scrutiny, and expect to maintain environmental insurance on most of its facilities, there can be no assurance that significant cleanup or compliance costs may not be incurred and may affect earnings.

         Service   stations   must  comply  with  the   requirements   of  local
governmental bodies concerning zoning, land use and, as discussed above, environmental factors.

         Our stations might sell alcoholic beverages in areas where such sales are legally permitted. State and local laws generally regulate the sale of alcoholic beverages and grant to various agencies the authority to approve, revoke, or suspend permits and licenses relating to the sale of such beverages. In most states, the regulatory agencies have wide-ranging discretion to determine if a licensee or applicant is qualified to be licensed.

          Sellers of alcoholic beverages have been held responsible for damages caused by underage persons or persons who purchased alcoholic beverages from them and who were intoxicated at the time of the purchase. Although we intend to adopt employee training programs and strict procedures that are designed to minimize such liability, the potential exposure as a seller of alcoholic beverages is substantial.

Competition

         Opportunities to acquire and dispose of service stations are limited by competitive factors, available financing, and competing buyers. We expect to located stations principally through business brokers.

         Our products and merchandise will not be unique and generally can be obtained readily from a variety of sources at competitive prices. There are many sources of petroleum products, tires and auto parts, supplies and merchandise for our convenience stores. Most of the products will be purchased for resale on an as needed basis, through purchase orders.

         The service station business in general and the separate aspects that make up such business are all highly competitive. There are many service stations throughout our intended marketing area. Many of the Company's competitors, such as the major oil companies and National and regional convenience store chains, are larger, better established and have greater financial and other resources than us.

Employees; Facilities

         We have no employees other than our officers. We are currently using a limited amount of office space of an officer and director. We think our existing office space will be adequate for the next year. One of our employees is full time.

Legal Proceedings

         California Service Stations is not a party to any pending legal proceeding.

                                                     MANAGEMENT

Directors and Executive Officers

         The members of the Board of Directors of California Service Stations serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of California Service Stations. Mr. Sammarro devotes substantially full time to California Service Stations. Mr. Hand devotes approximately ten hours per week.

         Vincent Sammarro           President and Director
         Jehu Hand               Chief Financial Officer, Secretary and Director


         Vincent Sammarro, age 35, has been President and a Director since May, 2004. He was owner of V & S Construction Co., Inc. in Westchester County, New York from 1992 to May 2004. V & S is a general building contractor engaged in commercial and residential construction, with an emphasis on renovation and construction of gasoline stations. Clients included Mobile, Shell, Texaco and Exxon. In 1994 he received an award from Mobil Oil Corporation for Total Quality Management 1994. From 1988 to 1992 he was Project Manager for Rusal
Construction. Mr. Sammarro attended New York University and received a bachelor's degree from SUNY Empire State College.

         Jehu Hand, age 48, has been Chief Financial Officer, Secretary and Director of California Service Stations since its inception, and was its President from inception to May, 2004. Mr. Hand has been engaged in corporate and securities law practice and has been a partner of the law firm of Hand & Hand, a law corporation from 1994 to 1999, and of Hand & Hand, a professional corporation, from June 2002 to the present. He is licensed with the California State Bar. Hand & Hand was a sole proprietorship until it incorporated as a law corporation in May 1994. From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Biolase Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment. He was a director of Biolase from February 1992 to February 1993. From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard. From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation. From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989. From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio. Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. He is a licensed real estate broker and is active as a registered principal (Series 7, 24 and 63) of SoCal Securities, a broker-dealer and member of the National Association of Securities Dealers, Inc. SoCal Securities will not participate in the offering and does not make any market in securities. Mr. Hand was a director and president of Albion Aviation, Inc. from 2000 to March 2003, and is the sole officer and director of Russian Athena, Inc. He is also director of Worldwide Manufacturing Company USA, Inc.

Executive Compensation

         The following table sets forth the cash and all other compensation of California Service Station's executive officers and directors during each of the last three fiscal years. The remuneration described in the table includes the cost to California Service Stations of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of California Service Station's business. The executive officers named below did not receive any manner of compensation in the years set forth below.

         Vincent Sammarro receives a salary of $3000 per month under his employment contract dated May 28, 2004. The contract is at will. He also was issued 250,000 shares of common stock in May 2004, valued at $.01 per share. These shares vest one third on each anniversary of the employment agreement.

..
                                             Summary Compensation Table

                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION



    Name and                                             Other Annual   Awards             Payouts       All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                             RestrictedSecurities        LTIP
Compensation
                                                                              StockUnderlyingPayouts ($)
                                                                             Awards ($)Options SARs(#)

Vincent Sammarro           2004          $3,00       0             0              0        0           0          0
 CEO                       2003           0          0             0              0        0           0
                           2002           0          0             0              0        0           0          0

Jehu Hand                 2004          $0          0             0              0        0           0          0
 CFO                       2003           0          0             0              0        0           0
                           2002           0          0             0              0        0           0          0









         California Service Stations, Inc., by resolution of its Board of Directors and stockholders, adopted a 1994 Stock Option Plan (the "Plan") on April 20, 1994. The Plan enables the Company to offer an incentive based compensation system to employees, officers and directors and to employees of companies who do business with the Company.

         In the discretion of a committee comprised of non-employee directors (the "Committee"), directors, officers, and key employees or employees of companies with which we do business become participants in the Plan upon receiving grants in the form of stock options or restricted stock. A total of 1,000,000 shares are authorized for issuance under the Plan, of which no shares are issued. The Company may increase the number of shares authorized for issuance under the Plan or may make other material modifications to the Plan without shareholder approval. However, no amendment may change the existing rights of any option holder.

         Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right has been exercised may not again be made subject to an award.

         Stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% shareholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

         Stock options may be exercised during a period of time fixed by the Committee except that no stock option may be exercised more than ten years after the date of grant or three years after death or disability, whichever is later. In the discretion of the Committee, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, shares of Common Stock or by delivery or recourse promissory notes or a combination of notes, cash and shares of the Company's common stock or a combination thereof. Incentive stock options may only be issued to directors, officers and employees.

         Stock options may be granted under the Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

         Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of the fair market value of the stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee not to exceed ten years after the date of grant or three years after death or disability, whichever is later. Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

                                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by California Service Stations to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of California Service Station's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, California Service Stations believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage              Percentage
    Name and Address                           Common Stock              Before Offering         After Offering

Vincent Sammarro (1)                              250,000                     20.0%                   20.0%

Jehu Hand(2)                                      800,000                     64,0%                    --

                                   10

24351 Pasto Road, Suite B
Dana Point, California 92629

Kimberly Peterson                                 93,850                      7.5%                     --

All officers and directors
  as a group (2 persons)                         1,050,000                    84.0%                    20%

    (1)  The address of this person is c/o the Company.
    (2)  Includes   800,000  shares  held  by  Ecco  Petroleum   Family  Limited
         Partnership which Mr. Hand controls and of which the beneficial owner is a family irrevocable trust for the benefit of his children.

                                                SELLING STOCKHOLDERS

    The shares of common stock of California Service Stations offered by the Selling Stockholders will be offered at $.01 per share for the duration of the offering. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering. The relationship, if any, between California Service Stations and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
                                                                Owned                          Total Shares
       Name and Address                                   and Being Offered                   After Offering

Jehu Hand                                                                800,000                      __
24351 Pasto Road, #B
Dana Point, California 92629
(officer and director)

Kimberly Peterson                                                         93,850                      --
24 Calle De La Luna
San Clemente, California 92673

Societe Financiere du Seujet, S.A. (1)                                    50,000                      --
14 Quai du Seujet
Geneva, Switzerland CH-1201

Kristen Roberts                                                          150,000                      --
15871 Caltech Circle
Westminster, California 92683

Lewis V. Sykes                                                             1,875                      --
24351 Pasto Road, #B
Dana Point, CA 92629

Iwona Alami                                                                   75                      --
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                             75                      --
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                    75                      --
13213 Ballestros
Chino, CA  91710


                                        11


Sayoko Tanaka                                                                 75                      --
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                              75                      --
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                             75                      --
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                            75                      --
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                150                      --
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                               75                      --
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                               1,875                      --
24351 Pasto Road, #B
Dana Point, CA 92629

Vernon R. Gilbert                                                             75                      --
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                            375                      --
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                                75                      --
1408 Posada
Newport Beach, CA 92660

Barbara A. Royall                                                             75                      --
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                               1,875                      --
6212 Pickett Avenue
Garden Grove, CA 92845

Jeffery A. Czerwinski                                                      1,020                      --
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                              1,875                      --
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                             1,875                      --
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                  375                      --
(Lewis V. Sykes, Custodian)
24351 Pasto Road, #B
Dana Point, CA 92629

Craig Kennedy                                                                 75                      --
831 Via Casitas
Greenbrae, CA  94904
                                        12

Marvin Anderson                                                               75                      --
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                             75                      --
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                           75                      --
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                 75                      --
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                                75                      --
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                 75                      --
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                       75                      --
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                 75                      --
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                                75                      --
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                               75                      --
24 Calle De La Luna
San Clemente, CA 92673

Mary K. Peterson                                                              75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kimberly Roberts                                                              75                      --
24 Calle De La Luna
San Clemente, CA 92673

Randall Peterson                                                              75                      --
24 Calle De La Luna
San Clemente, CA 92673

Taylor Peterson                                                               75                      --
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Debi K. P. Brandt                                                             75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kevin Brandt                                                                  75                      --
24 Calle De La Luna
San Clemente, CA 92673

Terance Brandt                                                                75                      --
24 Calle De La Luna
San Clemente, CA 92673

                                   13

Connor Brandt                                                                 75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kimber Brandt                                                                 75                      --
24 Calle De La Luna
San Clemente, CA 92673

Kenna Brandt                                                                  75                      --
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kellyn Brandt                                                                 75                      --
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Kira Brandt                                                                   75                      --
(Debi Brandt, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Brian James Paterson                                                          75                      --
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                               75                      --
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                             75                      --
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                                75                      --
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Taylor Peterson                                                              375                      --
(Kimberly Peterson, Custodian)
24 Calle De La Luna
San Clemente, CA 92673

Richard K. Solosky                                                            75                      --
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                       75                      --
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                              75                      --
6212 Pickett Avenue
Garden Grove, CA  92845

Kristen J. Roberts                                                            75                      --
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                              75                      --
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                            75                      --
8392 Carnegie Avenue
Westminster, CA  92683

                                        14

Delone Peterson                                                               75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                  75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                                75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                 75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                 75                      --
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                  150                      --
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Peterson                                                               75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

M.D. Peterson                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

J.H. Peterson                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

Jolene Hadley                                                                 75                      --
6447 Evening Star Circle
Huntington Beach, CA  92648

Roy Harward                                                                   75                      --
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                  75                      --
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                            75                      --
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                  75                      --
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                            150                      --
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                              75                      --
26002 McNatt Ct.
Lake Forest, CA  92630

                                        15

Lunetta J. Peterson                                                          150                      --
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                             75                      --
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                             150                      --
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                              150                      --
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                       150                      --
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                   150                      --
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                150                      --
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                150                      --
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Richard M. Cobabe                                                             75                      --
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                           75                      --
17 Weeping Wood
Irvine, CA 92714

Richard L. Cobabe, Jr.                                                        75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                             75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                              75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kenneth J. Cobabe                                                             75                      --
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                           75                      --
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                             75                      --
22001 Oak Grove
Mission Viejo, CA  92692
                                        16

Paul Thomas                                                                   75                      --
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                             150                      --
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                        75                      --
6447 Evening Star Circle
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                      75                      --
6447 Evening Star Circle
Huntington Beach, CA 92648

R. Christopher Rhody                                                          75                      --
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                               75                      --
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                              150                      --
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                                75                      --
26 Deerfield
Irvine, CA  92714

Joel E. Hand(3)                                                               75                      --
3930 Montefrio Court
San Diego, CA 92130

Kristen Hand(3)                                                               75                      --
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand(3)                                                   75                      --
3930 Montefrio Court
San Diego, CA 92130

Kellie Hand (3)                                                               75                      --
2365 South East Regner
Gresham, Oregon 97080


         TOTAL                                                       1,000,000                              100%

* None
(1)  This corporation is controlled by Riccardo Mortara.
     (2) Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti.
     (3) Joel E. Hand is the brother of Jehu Hand, Kristen Hand is Joel Hand's ex-spouse, Z.C. Hand is the son of Joel Hand and Kellie Hand is the niece of Jehu and Joel Hand.

                                                PLAN OF DISTRIBUTION

         California Service Stations has applied to have its shares of common stock registered on the OTC Bulletin Board. California Service Stations anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. Selling stockholders sell at $.01 per share for the duration of the offering. Selling stockholders may also sell in private transactions. California Service Stations cannot predict whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. California Service Stations does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

         Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

         Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of California Service Stations common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase California Service Stations common stock.

         A selling stockholder, Jehu Hand, is a principal of SoCal Securities, an NASD broker dealer. SoCal does not make markets in any securities and will not participate in this offering. SoCal Securities has not reviewed the contents of this prospectus.

         California Service Stations will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. California Service Stations will use its best efforts to update the registration statement and maintain its effectiveness for one year.

Blue Sky

         Pacific Land will not make any filings under "Blue Sky Laws" for registration of the securities offered except for a notice filing in New York to the extent that selling stockholders sell to New York purchasers. No filings have been made as of the date of this prospectus. As a result, sales will only be made to residents of such states which the selling stockholder can demonstrate to the satisfaction of Pacific Land that such registration is not necessary.

                                                CERTAIN TRANSACTIONS

         Mendocino Partners, Inc. was organized as a Delaware corporation on April 21, 1994 to seek out an advantageous acquisition. The name of the corporation was changed to California Service Stations, Inc. in August, 2004. On May 13, 2004, an investment fund controlled by Jehu Hand, Arrakis Select, LP, loaned $400,000 to California Service Stations, pursuant to an 8% convertible debenture due December 31, 2005. The debenture is convertible into shares of common stock at a price of $.01 per share. An additional $25,000 was loaned in June 2004, due on demand at 8% interest, and $10,000 was contributed to capital of California Service Stations by a shareholder controlled by Mr. Hand.

         DESCRIPTION OF SECURITIES

Common Stock

         California Service Station's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 1,250,000 shares were outstanding as of September 30, 2004. California Service Stations does not intend to sell additional shares of common stock at this time. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of California Service Stations, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase California Service Station's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         California Service Station's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         California Service Station's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. California Service Stations considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in California Service Station's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to California Service Station's common stock or any other series of preferred stock which California Service Stations may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of California Service Stations.

         California Service Stations intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                        INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the Shares offered hereby will be passed upon for California Service Stations by Hand & Hand, a professional corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and California Service Station's former president and its current Chief Financial Officer, beneficially owns 800,000 shares of common stock.

                                                       EXPERTS

         The audited financial statements of California Service Stations, Inc. included in this Prospectus as of June 30, 2003 and 2004 have been audited by Pritchett, Siler & Hardy, PC., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                   INDEMNIFICATION

         California Service Stations has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under California Service Station's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to California Service Stations or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to California Service Stations or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve California Service Stations or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of California Service Stations where indemnification will be required or permitted. California Service Stations is not aware of any threatened litigation or preceding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of California Service Stations pursuant to the foregoing provisions, or otherwise, California Service Stations has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by California Service Stations of expenses incurred or paid by a director, officer or controlling person of California Service Stations in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, California Service Stations will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                            FINANCIAL STATEMENTS INDEX

Report of Independent Public Accounting Firm                                                                  F-1

Consolidated Balance Sheet - June 30, 2004                                                                     F-2

Consolidated Statements of Operations for the years ended June 30, 2004 and 2003 and for the
period from Inception [February 14, 2003] through June 30, 2004                                                F-3

Consolidated Stockholders' Equity for the period from Inception [February 14,
2003] through June 30, 2004                                                                                  F-4-5

Consolidated Statements of  Cash Flows for the years ended June 30, 2004 and June 30,  2003
and for the period from Inception [February 14, 2003] through June 30, 2004                                    F-6

Notes to Consolidated Financial Statements                                                                  F-7-11

Consolidated Balance Sheet - September 30, 2004                                                               F-12

Consolidated Statements of Operations for the three months ended September 30, 2004 and 2003 and for the period from Inception [February 14, 2003] through September 30, 2004 (unaudited) 13

Statements of Cash Flows for the three months ended September 30, 2004 and 2003
and for the period from Inception [February 14, 2003] through September 30, 2004 (unaudited)                  F-14

Notes to Interim Consolidated Financial Statements                                                         F-15-19



                       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
MENDOCINO PARTNERS, INC. AND SUBSIDIARY
Dana Point, California

We have audited the accompanying consolidated balance sheet of Mendocino Partners, Inc. and Subsidiary [a development stage company] as of June 30, 2004 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended June 30, 2004 and 2003 and for the period from inception on April 20, 1994 through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Mendocino Partners, Inc. and Subsidiary as of and for the year ended June 30, 2000 were audited by other auditors whose report, dated January 12, 2001, expressed an unqualified opinion on those statements. The financial statements as of June 30, 2000 reflect an accumulated deficit of $2,784. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior periods, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mendocino Partners, Inc. and Subsidiary [a development stage company] as of June 30, 2004 and the results of their operations and their cash flows for the years ended June 30, 2004 and 2003 and for the period from inception on April 20, 1994 through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in
Note 7. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 31, 2004


                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                                              CONSOLIDATED BALANCE SHEET


                                                        ASSETS

                                                                                                      June 30,
                                                                                                        2004
                                                                                                        -----------
CURRENT ASSETS:
     Cash                                                                                        $          405,365
                                                                                                        -----------
               Total Current Assets                                                                         405,365

OTHER ASSETS:
     Acquisition deposit - held in escrow                                                                    25,000
                                                                                                        -----------
                                                                                                 $          430,365
                                                                                                      -------------

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                                            $            1,769
     Accounts payable - related party                                                                         3,905
     Note payable - related party                                                                            25,000
                                                                                                        -----------
               Total Current Liabilities                                                                     30,674

CONVERTIBLE DEBENTURE - RELATED PARTY                                                                       400,000
                                                                                                        -----------
               Total Liabilities                                                                            430,674
                                                                                                        -----------

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value,
       1,000,000 shares authorized,
       no shares issued and outstanding                                                                           -
     Common stock, $.001 par value,
       20,000,000 shares authorized,
       1,250,000 shares issued and
       outstanding                                                                                            1,250
     Capital in excess of par value                                                                          16,660
     Deficit accumulated during the
       development stage                                                                                    (15,823)
                                                                                                        -----------
                                                                                                              2,087
     Less deferred compensation                                                                              (2,396)
                                                                                                        -----------
               Total Stockholders' Equity (Deficit)                                                            (309)
                                                                                                        -----------
                                                                                                 $          430,365
                                                                                                      -------------

                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.



                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                 For the                From Inception
                                                                                Year Ended               on April 20,
                                                                                 June 30,                1994 Through
                                                                            _________________________      June 30,
                                                                          2004              2003             2004
                                                                        ------------     ------------      ------------
REVENUE                                                              $             -  $             -   $             -

EXPENSES:
     General and administrative                                                5,345              511            11,664
                                                                        ------------     ------------      ------------

LOSS FROM OPERATIONS                                                          (5,345)            (511)          (11,664)
                                                                        ------------     ------------      ------------

OTHER INCOME (EXPENSE)
     Interest income                                                             236                -               236
     Interest expense                                                         (4,395)               -            (4,395)
                                                                        ------------     ------------      ------------
               Total Other Income (Expense)                                   (4,159)               -            (4,159)
                                                                        ------------     ------------      ------------

LOSS BEFORE INCOME TAXES                                                      (9,504)            (511)          (15,823)

CURRENT TAX EXPENSE                                                                -                -                 -

DEFERRED TAX EXPENSE                                                               -                -                 -
                                                                        ------------     ------------      ------------

NET LOSS                                                     $                (9,504)       $   (511)       $   (15,823)
                                                                        ------------     ------------      ------------

LOSS PER COMMON SHARE                                                $         (.01)  $         (.00)   $         (.02)
                                                                        ------------     ------------      ------------















                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.


                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                     FROM THE DATE OF INCEPTION ON APRIL 20, 1994

                              THROUGH JUNE 30, 2004

                                                                                                                 Deficit
                                                                                                               Accumulated
                                           Preferred Stock         Common Stock      Capital in                During the
                                             ________________       ________________  Excess of    Deferred    Development
                                         Shares      Amount     Shares       Amount   Par Value      Comp.        Stage
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, April 20, 1994                          - $        -           - $        - $         - $        -  $            -

Issuance of 1,000,000 shares of
  common stock for cash of $1,015,
  or $.001 per share, April 20, 1994             -          -   1,000,000      1,000          15          -               -

Net loss for the period ended
  June 30, 1994                                  -          -           -          -           -          -             (42)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 1994                           -          -   1,000,000      1,000          15          -             (42)

Net loss for the year ended
  June 30, 1995                                  -          -           -          -           -          -            (338)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 1995                           -          -   1,000,000      1,000          15          -            (380)

Net loss for the year ended
  June 30, 1996                                  -          -           -          -           -          -            (320)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 1996                           -          -   1,000,000      1,000          15          -            (700)

Net loss for the year ended
  June 30, 1997                                  -          -           -          -           -          -            (314)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 1997                           -          -   1,000,000      1,000          15          -          (1,014)

Net loss for the year ended
  June 30, 1998                                  -          -           -          -           -          -            (312)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 1998                           -          -   1,000,000      1,000          15          -          (1,326)

Net loss for the year ended
  June 30, 1999                                  -          -           -          -           -          -            (790)





                                   [Continued]

                                             F-4


                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                     FROM THE DATE OF INCEPTION ON APRIL 20, 1994

                              THROUGH JUNE 30, 2004

                                   [Continued]

                                                                                                                 Deficit
                                                                                                               Accumulated
                                           Preferred Stock         Common Stock      Capital in                During the
                                             ________________       ________________  Excess of    Deferred    Development
                                         Shares      Amount     Shares       Amount   Par Value      Comp.        Stage
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 1999                           -          -   1,000,000      1,000          15          -          (2,116)

Net loss for the year ended
  June 30, 2000                                  -          -           -          -           -          -            (907)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 2000                           -          -   1,000,000      1,000          15          -          (3,023)

Net loss for the year ended
  June 30, 2001                                  -          -           -          -           -          -            (947)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 2001                           -          -   1,000,000      1,000          15          -          (3,970)

Net loss for the year ended
  June 30, 2002                                  -          -           -          -           -          -          (1,838)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 2002                           -          -   1,000,000      1,000          15          -          (5,808)

Net loss for the year ended
  June 30, 2003                                  -          -           -          -           -          -            (511)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 2003                           -          -   1,000,000      1,000          15          -          (6,319)

Capital Contributions, May 2004                  -          -           -          -      10,000          -               -

Accrued interest forgiven recorded
  as contribution to capital                     -          -           -          -       4,395          -               -

Issuance of 250,000 shares of
  common stock for employee
  services valued at $2,500, or
  $.01 per share, May  2004                      -          -     250,000        250       2,250      2,500               -

Net loss for the year ended
  June 30, 2004                                  -          -           -          -           -       (104)         (9,504)
                                          --------    -------    --------    -------    --------    -------     -----------
BALANCE, June 30, 2004                           - $        -   1,250,000 $    1,250 $    16,660 $    2,396  $      (15,823)
                                          --------    -------    --------    -------    --------    -------     -----------

                 The   accompanying   notes  are  an   integral   part  of  this
consolidated financial statement.



                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 For the                From Inception
                                                                                Year Ended               on April 20,
                                                                                 June 30,                1994 Through
                                                                            _________________________      June 30,
                                                                          2004              2003             2004
                                                                        ------------     ------------      ------------
Cash Flows from Operating Activities:
   Net loss                                                          $        (9,504) $          (511)  $       (15,823)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
     Amortization                                                                  -                -             1,015
     Non-cash interest expense                                                 4,395                -             4,395
     Non-cash services for common stock                                          105                -               105
     Changes in assets and liabilities:
       Increase in accounts payable                                              269              511             1,768
       Increase in accounts payable - related party                              100                              3,905
                                                                        ------------     ------------      ------------
               Net Cash Provided by Operating Activities                      (4,635)               -            (4,635)
                                                                        ------------     ------------      ------------
Cash Flows from Investing Activities:
   Payments of organization costs                                                  -                -            (1,015)
   Acquisition deposit held in escrow                                        (25,000)               -           (25,000)
                                                                        ------------     ------------      ------------
               Net Cash (Used) by Investing Activities                       (25,000)               -           (26,015)
                                                                        ------------     ------------      ------------
Cash Flows from Financing Activities:
   Proceeds from convertible debenture - related party                       400,000                -           400,000
   Proceeds from notes payable - related party                                25,000                -            25,000
   Capital  contributions                                                     10,000                -            10,000
   Proceeds from sale of common stock                                              -                -             1,015
                                                                        ------------     ------------      ------------
               Net Cash Provided by Financing Activities                     435,000                -           436,015
                                                                        ------------     ------------      ------------
Net Increase (Decrease) in Cash                                              405,365                -           405,365

Cash at Beginning of Period                                                        -                -                 -
                                                                        ------------     ------------      ------------
Cash at End of Period                                                $       405,365  $             -   $       405,365
                                                                        ------------     ------------      ------------

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                        $             -  $             -   $             -
     Income taxes                                                    $             -  $             -   $             -

Supplemental Schedule of Non-cash Investing and Financing Activities:
   For the year ended June 30, 2004:
     Issued 250,000 shares for employee services valued at $2,500 to be rendered over three years. Through June 30, 2004 the Company recognized $105 of the expense.

     A shareholder of the Company forgave accrued interest totaling $4,395. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

   For the year ended June 30, 2003:
     None

                The   accompanying   notes  are  an   integral   part  of  these
consolidated financial statements.

                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Mendocino Partners, Inc. and Subsidiary ("Parent") was organized under the laws of the State of
     Delaware on April 20, 1994 for the purpose of seeking out business opportunities, including acquisitions.

     Sunset Service Stations ("Subsidiary") was organized under the laws of the State of California on June 21, 2004 as a wholly-owned subsidiary of Parent.

     Mendocino Partners, Inc. and Subsidiary ("the Company") plans to acquire and operate gas service stations that are currently in operation. The
     Company has not generated any revenue from its planned principle operations. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Consolidation - The financial statements include the accounts of Parent and Parent's wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Fiscal Year - The Company's fiscal year-end is June 30, 2004.

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [See Note 5].

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 8].

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - NOTE PAYABLE

     In May 2004, the Company issued a $25,000 note payable to an entity related to a shareholder of the Company. The note is due on demand and accrues interest at 8% per annum. The entity related to a shareholder of the Company is forgiving the accrued interest on the note. Through June 30, 2004 the entity has forgiven $187 of accrued interest. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

NOTE 3 - CONVERTIBLE DEBENTURE

     In May 2004, the Company issued a $400,000 convertible debenture to an entity related to a shareholder of the Company. The debenture is due on December 31, 2005 and accrues interest at 8% per annum and is convertible to common stock at $.01 per share. The entity related to a shareholder of the Company is forgiving the accrued interest on the note. Through June 30, 2004 the entity has forgiven $4,208 of accrued interest. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

     The Company has the following convertible debentures payable at:


                                                                                                      June 30,
                                                                                                        2004
                                                                                                        -----------
     $400,000 8% unsecured convertible debenture
     maturing in December 2005, convertible into
     common stock at $.01 per share.                                                             $          400,000
                                                                                                        -----------
     Less current portion                                                                                         -
                                                                                                        -----------
                                                                                                 $          400,000
                                                                                                        -----------

     The convertible debentures mature as follows for the twelve-month periods ended:

                                June 30,                          Principal Due
                                 -----------                        -----------
                                  2005                       $               -
                                  2006                                  400,000
                                                                    -----------
                                                              $         400,000
                                                                    -----------

NOTE 4 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at June 30, 2004.

                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - CAPITAL STOCK [Continued]

     Common Stock - The Company has authorized 20,000,000 shares of common stock with a par value of $.001. In May 2004, the Company issued 250,000 shares of common stock for employee services valued at $2,500 (or $.01 per share). The shares vest one-third each anniversary for three years. Through June 30, 2004, the Company recognized $105 of the expense.

     In April 1994, in connection with their organization, the Company issued 1,000,000 shares of their previously authorized but unissued common stock. The shares were issued for cash of $1,015 (or approximately $.001 per share).

     1994 Stock Option Plan - On April 20, 1994, the Company adopted the 1994 Stock Option Plan. The plan provides for the granting of awards of up to 2,000,000 shares of common stock to officers, directors, employees, advisors, and employees of other companies that do business with the Company as non-qualified and qualified stock options. The Stock Option Committee of the Board of Directors determines the option price, which cannot be less than the fair market value at the date of the grant or 110% of the fair market value if the recipient of the grant holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualified option cannot be less than 85% of the fair market value. Options granted under the plan will typically expire ten years from the date of the grant (five years if the recipient of the grant holds 10% or more of the Company's common stock on the date of the grant) or three months after termination of employment. As of June 30, 2004, no options have been granted.

NOTE 5 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 2004 unused operating loss carryforwards of approximately $15,800 which may be applied against future taxable income and which expire in various years through 2024.

     The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $5,400 and $2,150 as of June 30, 2004 and 2003, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $3,250 during the year ended June 30, 2004.

                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS

     Accounts Payable - Related Party - During the years ended June 30, 2004 and 2003, an officer/shareholder of the Company directly paid expenses totaling $100 and $0 on behalf of the Company. At June 30, 2004, the Company owed the shareholder $3,905. No interest is being accrued on the payable.

     In May 2004, the Company borrowed $25,000 from an entity related to a shareholder of the Company [See Note 2].

     Notes Payable - In May 2004, the Company issued a $400,000 convertible debenture payable to an entity related to a shareholder of the Company [See
     Note 3].

     Management Compensation - For the years ended June 30, 2004 and 2003, the Company paid $3,000 and $0 to the president of the Subsidiary.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 7 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                     MENDOCINO PARTNERS, INC. AND SUBSIDIARY
                          [A Development Stage Company]

                    NOTES TO COSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                                 For the                From Inception
                                                                                Year Ended               on April 20,
                                                                                 June 30,                1994 Through
                                                                            _________________________      June 30,
                                                                          2004              2003             2004
                                                                        ------------     ------------      ------------
         Loss from continuing operations
         available to common shareholders
         (numerator)                                                 $        (9,504) $          (511)  $       (15,823)
                                                                        ------------     ------------      ------------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                     1,025,273        1,000,000         1,002,484
                                                                        ------------     ------------      ------------

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 9 - SUBSEQUENT EVENT

     Name Changes - In August 2004 Parent changed its name to California Service Stations, Inc.

     Proposed Acquisition - The Company is proposing to acquire a gas station in southern California. The proposed agreement calls for the Company to pay $299,000 to acquire all of the assets associated with the gas station. At June 30, 2004, the Company had paid a deposit of $25,000 into an escrow for the proposed acquisition.

     Final acquisition agreement has not yet been signed and final consummation of the acquisition is not guaranteed.

                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                              September 30,           June 30,
                                                                                  2004                  2004
                                                                                  -----------           -----------
CURRENT ASSETS:
     Cash                                                                  $          383,017    $          405,365
     Prepaid expenses                                                                     960                     -
                                                                                  -----------           -----------
               Total Current Assets                                                   383,977               405,365
                                                                                  -----------           -----------
OTHER ASSETS:
     Acquisition deposit, held in escrow                                               25,000                25,000
     Deferred acquisition costs                                                         4,000                     -
                                                                                  -----------           -----------
               Total Other Assets                                                      29,000                25,000
                                                                                  -----------           -----------
                                                                           $          412,977    $          430,365
                                                                                -------------         -------------

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                                      $            1,239    $            1,769
     Accounts payable - related party                                                   3,905                 3,905
     Note payable - related party                                                      25,000                25,000
                                                                                  -----------           -----------
               Total Current Liabilities                                               30,144                30,674

CONVERTIBLE DEBENTURE - RELATED PARTY                                                 400,000               400,000
                                                                                  -----------           -----------
               Total Liabilities                                                      430,144               430,674
                                                                                  -----------           -----------
STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value,
       1,000,000 shares authorized,
       no shares issued and outstanding                                                     -                     -
     Common stock, $.001 par value,
       20,000,000 shares authorized,
       1,250,000 shares issued and
       outstanding                                                                      1,250                 1,250
     Capital in excess of par value                                                    25,230                16,660
     Deficit accumulated during the
       development stage                                                              (41,459)              (15,823)
                                                                                  -----------           -----------
                                                                                      (14,979)                2,087

     Less deferred compensation                                                        (2,188)               (2,396)
                                                                                  -----------           -----------
               Total Stockholders' Equity (Deficit)                                   (17,167)                 (309)
                                                                                  -----------           -----------
                                                                           $          412,977    $          430,365

                                                                                -------------         -------------

Note: The balance sheet at June 30, 2004 was taken from the audited financial statements at that date and condensed.

            The accompanying notes are an integral part of this condensed consolidated financial statement.



                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                               For the Three            From Inception
                                                                               Months Ended              on April 20,
                                                                              September 30,              1994 Through
                                                                            _________________________    September 30,
                                                                          2004              2003             2004
                                                                        ------------     ------------      ------------
REVENUE                                                              $             -  $             -   $             -

EXPENSES:
     General and administrative                                               17,823              534            29,487
                                                                        ------------     ------------      ------------

LOSS FROM OPERATIONS                                                         (17,823)            (534)          (29,487)
                                                                        ------------     ------------      ------------

OTHER INCOME (EXPENSE)
     Interest income                                                             757                -               993
     Interest expense                                                         (8,570)               -           (12,965)
                                                                        ------------     ------------      ------------
               Total Other Income (Expense)                                   (7,813)               -           (11,972)
                                                                        ------------     ------------      ------------

LOSS BEFORE INCOME TAXES                                                     (25,636)            (534)          (41,459)

CURRENT TAX EXPENSE                                                                -                -                 -

DEFERRED TAX EXPENSE                                                               -                -                 -
                                                                        ------------     ------------      ------------

NET LOSS                                                     $       (25,636)      $  (534)         $   (41,459)
                                                                        ------------     ------------      ------------

LOSS PER COMMON SHARE                                                $         (.02)  $         (.00)   $         (.04)
                                                                        ------------     ------------      ------------














            The accompanying notes are an integral part of this condensed consolidated financial statement.



                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               For the Three            From Inception
                                                                               Months Ended              on April 20,
                                                                              September 30,              1994 Through
                                                                            _________________________    September 30,
                                                                          2004              2003             2004
                                                                        ------------     ------------      ------------
Cash Flows from Operating Activities:
   Net loss                                                          $       (25,636) $          (534)  $       (41,459)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
     Amortization                                                                  -                -             1,015
     Non-cash interest expense                                                 8,570                -            12,965
     Non-cash services for common stock                                          207                -               312
     Changes in assets and liabilities:
       Increase (decrease) in accounts payable                                  (529)             534             1,239
       Increase in accounts payable - related party                                -                              3,905
       (Increase) in prepaid expenses                                           (960)               -              (960)
                                                                        ------------     ------------      ------------
               Net Cash Provided by Operating Activities                     (18,348)               -           (22,983)
                                                                        ------------     ------------      ------------
Cash Flows from Investing Activities:
   Payments of organization costs                                                  -                -            (1,015)
   Payment of acquisition deposit, held in escrow                                  -                -           (25,000)
   Deferred acquisition costs                                                 (4,000)               -            (4,000)
                                                                        ------------     ------------      ------------
               Net Cash (Used) by Investing Activities                        (4,000)               -           (30,015)
                                                                        ------------     ------------      ------------
Cash Flows from Financing Activities:
   Proceeds from convertible debenture - related party                             -                -           400,000
   Proceeds from note payable - related party                                      -                -            25,000
   Capital contributions                                                           -                -            10,000
   Proceeds from sale of common stock                                              -                -             1,015
                                                                        ------------     ------------      ------------
               Net Cash Provided by Financing Activities                           -                -           436,015
                                                                        ------------     ------------      ------------
Net Increase (Decrease) in Cash                                              (22,348)               -           383,017

Cash at Beginning of Period                                                  405,365                -                 -
                                                                        ------------     ------------      ------------

Cash at End of Period                                                $       383,017  $             -   $       383,017
                                                                        ------------     ------------      ------------
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for:
     Interest                                                        $             -  $             -   $             -
     Income taxes                                                    $             -  $             -   $             -

Supplemental Schedule of Non-cash Investing and Financing Activities:
   For the three months ended September 30, 2004:
     In May 2004, the Company issued 250,000 shares for employee services valued at $2,500 to be rendered over three years. For the three months ended
     September 30, 2004 the Company recognized $207 of the expense.

     A shareholder of the Company forgave accrued interest totaling $8,570. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

   For the three months ended September 30, 2003:
     None

           The accompanying notes are an integral part of these condensed consolidated financial statements.

                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

                            NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - California Service Stations, Inc. and Subsidiary ("Parent") was organized under the laws of the
     State of Delaware  on April 20,  1994 as  Mendocino  Parthers,  Inc.
In August  2004  Parent  changed its name to
     California Service Stations, Inc. and Subsidiary for the purpose of seeking out business opportunities, including acquisitions.

     Sunset Service Stations ("Subsidiary") was organized under the laws of the State of California on June 21, 2004 as a wholly-owned subsidiary of Parent.

     California Service Stations, Inc. and Subsidiary ("the Company") plans to acquire and operate gas service stations that are currently in operation. The Company has not generated any revenue from its planned principle operations. The Company is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2004 and 2003 and for the periods then ended have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2004 audited financial statements. The results of operations for the periods ended September 30, 2004 and 2003 are not necessarily indicative of the operating results for the full year.

     Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Acquisition Costs - Costs related to proposed acquisitions are deferred and will be included in the acquisition price upon completion of the related acquisition. In the event an acquisition is unsuccessful, the costs related to the acquisition are written off to expense.

     Consolidation - The financial statements include the accounts of Parent and Parent's wholly-owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.

     Fiscal Year - The Company's fiscal year-end is June 30, 2004.

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [See Note 5].

     Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 8].

                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - NOTE PAYABLE

     In May 2004, the Company issued a $25,000 note payable to an entity related to a shareholder of the Company. The note is due on demand and accrues interest at 8% per annum. The entity related to a shareholder of the Company is forgiving the accrued interest on the note. Through September 30, 2004 the entity has forgiven $691 of accrued interest. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

NOTE 3 - CONVERTIBLE DEBENTURE

     In May 2004, the Company issued a $400,000 convertible debenture to an entity related to a shareholder of the Company. The debenture is due on December 31, 2005 and accrues interest at 8% per annum and is convertible to common stock at $.01 per share. The entity related to a shareholder of the Company is forgiving the accrued interest on the note. Through September 30, 2004 the entity has forgiven $12,274 of accrued interest. Due to the related party nature of the debt forgiveness, the Company recorded the forgiveness as a capital contribution.

     The Company has the following convertible debentures payable at:


                                                                                                    September 30,
                                                                                                        2004
                                                                                                        -----------
     $400,000 8% unsecured convertible debenture
     maturing in December 2005, convertible into
     common stock at $.01 per share.                                                             $          400,000
                                                                                                        -----------
     Less current portion                                                                                         -
                                                                                                        -----------
                                                                                                 $          400,000
                                                                                                        -----------


                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

                  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - CONVERTIBLE DEBENTURE [Continued]

     The convertible debentures mature as follows for the twelve-month periods ended:

                              September 30,                       Principal Due
                                 -----------                         -----------
                                  2005                         $               -
                                  2006                                   400,000
                                                                     -----------
                                                               $         400,000
                                                                     -----------

NOTE 4 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at September 30, 2004.

     Common Stock - The Company has authorized 20,000,000 shares of common stock with a par value of $.001. In May 2004, the Company issued 250,000 shares of common stock for employee services valued at $2,500 (or $.01 per share). The shares vest one-third each anniversary for three years. Through September 30, 2004, the Company recognized $312 of the expense.

     In April 1994, in connection with their organization, the Company issued 1,000,000 shares of their previously authorized but unissued common stock. The shares were issued for cash of $1,015 (or approximately $.001 per share).

     1994 Stock Option Plan - On April 20, 1994, the Company adopted the 1994 Stock Option Plan. The plan provides for the granting of awards of up to 2,000,000 shares of common stock to officers, directors, employees, advisors, and employees of other companies that do business with the Company as non-qualified and qualified stock options. The Stock Option Committee of the Board of Directors determines the option price, which cannot be less than the fair market value at the date of the grant or 110% of the fair market value if the recipient of the grant holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualified option cannot be less than 85% of the fair market value. Options granted under the plan will typically expire ten years from the date of the grant (five years if the recipient of the grant holds 10% or more of the Company's common stock on the date of the grant) or three months after termination of employment. As of September 30, 2004, no options have been granted.

NOTE 5 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at September 30, 2004 unused operating loss carryforwards of approximately $41,500 which may be applied against future taxable income and which expire in various years through 2025.

                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES [Continued]

     The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $14,100 and $5,400 as of September 30, 2004 and June 30, 2004, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $8,700 during the three months ended September 30, 2004.

NOTE 6 - RELATED PARTY TRANSACTIONS

     Accounts Payable - Related Party - During the three months ended September 30, 2004 and 2003, an officer/shareholder of the Company directly paid expenses totaling $0 and $0 on behalf of the Company. At September 30, 2004, the Company owed the shareholder $3,905. No interest is being accrued on the payable.

     In May 2004, the Company borrowed $25,000 from an entity related to a shareholder of the Company [See Note 2].

     Notes Payable - In May 2004, the Company issued a $400,000 convertible debenture payable to an entity related to a shareholder of the Company [See
     Note 3].

     Management Compensation - For the three months ended September 30, 2004 and 2003, the Company paid $9,000 and $0 to the president of the Subsidiary.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his offices as a mailing address, as needed, at no expense to the Company.

NOTE 7 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock or through a possible business combination with another company. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                CALIFORNIA SERVICE STATIONS, INC. AND SUBSIDIARY
                       (Formerly Mendocino Partners, Inc.)
                          [A Development Stage Company]

                 NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:


                                                                               For the Three            From Inception
                                                                               Months Ended              on April 20,
                                                                              September 30,              1994 Through
                                                                            _________________________    September 30,
                                                                          2004              2003             2004
                                                                        ------------     ------------      ------------
         Loss from continuing operations
         available to common shareholders
         (numerator)                                                 $       (25,636) $          (534)  $       (41,459)
                                                                        ------------     ------------      ------------
         Weighted average number of
         common shares outstanding used
         in loss per share for the period
         (denominator)                                                     1,250,000        1,000,000         1,008,451
                                                                        ------------     ------------      ------------

     Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 9 - SUBSEQUENT EVENT

     Proposed Acquisition - The Company is proposing to acquire a gas station in southern California. The proposed agreement calls for the Company to pay $299,000 to acquire all of the assets associated with the gas station. In
     June 2004, the Company deposited $25,000 with an escrow agent in anticipation of the proposed acquisition.

     Final acquisition agreement has not yet been signed and final consummation of the acquisition is not guaranteed.

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by California Service Stations. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                   TABLE OF CONTENTS        Page
Prospectus Summary.................................2
Risk Factors.......................................3
Additional Information.............................3
Dividend Policy....................................4
Market Price of Common Stock.......................4
Plan of Operation..................................4
Business...........................................5
Management.........................................7
Principal Shareholders............................10
Selling Stockholders..............................11
Plan of Distribution..............................17
Certain Transactions..............................18
Description of Securities.........................19
Interest of Named Experts and Counsel.............20
Experts...........................................20
Indemnification...................................20
Financial Statements..............................21






           CALIFORNIA SERVICE STATIONS, INC.





                   1,000,000 SHARES




                      PROSPECTUS




December  __, 2004

                                          CALIFORNIA SERVICE STATIONS, INC.
                                                       PART II


Item 24.    Indemnification of Directors and Officers.

            California Service Stations has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under California Service Station's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to California Service Stations or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to California Service Stations or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve California Service Stations or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of California Service Stations where indemnification will be required or permitted. California Service Stations is not aware of any threatened litigation or preceding that may result in a claim for indemnification by any director or officer.

Item 25. Other Expenses of Issuance and Distribution. (All to be paid by California Service Stations)

               Filing fee under the Securities Act of 1933             $            2.43
               Printing and engraving (1)                              $          300.00
               Legal Fees                                              $          502.43
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees (1)                                       $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous (1)                                       $          255.14

               TOTAL                                                   $        8,000.00


(1)      Estimates

Item 26. Recent Sales of Unregistered Securities.

         The company issued 250,000 newly issued shares on May 28, 2004 to Vincent Sammarro, a director and officer, in connection with his employment. The transaction is exempt under Section 4(2) of the Securities Act of 1933 as one not involving any public offering, and under Section 4(6) as a sale to an accredited investor. No public solicitation was made. No underwriter was involved. The value of the shares issued was fixed at $.01.

Item 27. Exhibits and Financial Schedules



3.       Certificate of Incorporation and Bylaws

         3.1.     Articles of Incorporation (1)
         3.2      Articles of Amendment (2)
         3.3      Bylaws (1)

5.     Opinion of Hand & Hand as to legality of securities being registered. (2)

10.      Material Contracts

         10.1 Stock Option Plan. (1)
         10.2 Form of Demand note (2)
         10.3 Employment Agreement with Vincent Sammarro (2)
         10.4   Convertible Debenture due December 31, 2005 (2)


21. Subsidiaries of the small business issuer-Sunset Service Stations, a California corporation. No trade names are employed.

23.      Consents of Experts and Counsel

         23.1     Consent of Pritchett, Siler & Hardy, PC. (2)
         23.2     Consent of Hand & Hand included in Exhibit 5 hereto

         All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
         (b) Financial Statement Schedules

         All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

         (1) Incorporated by reference to such exhibit as filed with California Service Station's registration statement on Form 10-SB, file number 0-30395, filed on May 10, 2003.
         (2)      Filed herewith.

Item 28.    Undertakings.

            (a)  The undersigned small business issuer hereby undertakes:

                 (1)  To file,  during  any  period  in which it offers or sells
                      securities,    a   post-effective    amendment   to   this
                      registration statement to:

            (I) Include any prospectus required by Section 10(a) (3) of the Securities Act;

                      (ii) Reflect in the  prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                      (iii) Include any material or changed information the plan of distribution.

                 (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                 (3)  File  a  post   effective   amendment   to   remove   from
                      registration any of the securities that remain unsold at the end of the offering.

            (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (f) The undersigned small business issuer hereby undertakes that it will:

                 (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                 (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                     SIGNATURES
         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dana Point, State of California on December 1, 2004.

         CALIFORNIA SERVICE STATIONS



                                                      By:  /s/ Vincent Sammarro
                                                           Vincent Sammarro
                                                           President

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on December 1, 2004.


By:     /s/ Vincent Sammarro                Chief Executive Officer and Director
        Vincent Sammarro                          (principal executive officer)


By:     /s/ Jehu Hand                       Chief Financial Officer and Director
        Jehu Hand                            (principal financial and accounting
                                                      officer)